Exhibit 99.1

WABCO Reports Q1 2013 Results; Delivers Solid Performance in Continued

Challenging Market; Upgrades Guidance for 2013

•	Q1 2013 sales of $644.7 million, down 0.7 percent in local currencies and down 1.9 percent in U.S. dollars from a year ago

•	Q1 2013 operating margin of 13.6 percent on a performance basis, down from 13.9 percent a year ago; operating margin of 12.7 percent on a U.S. GAAP basis, down from 13.6 percent a year ago

•	Q1 2013 diluted EPS of $1.17 on a performance basis, flat versus a year ago; diluted EPS of $1.15 on a U.S. GAAP basis, down from $1.34 a year ago

•	In Q1 2013, WABCO generated $64.0 million in net cash from operating activities and $49.4 million of free cash flow, excluding payments of $5.8 million for streamlining and separation activities

•

Upgrades guidance for full year 2013; sales growth to now range between 3 and 7 percent in local currencies, up from previous guidance to range between 2 and 7 percent; diluted EPS on a performance basis to now range from $4.45 to $4.85, up from previous guidance to range from $4.30 to $4.80; and diluted EPS on a U.S. GAAP basis to now range from $7.41 to $7.81, up from previous guidance to range from $7.26 to $7.76

BRUSSELS, Belgium, April 25, 2013 – WABCO Holdings Inc. (NYSE: WBC), a global technology leader and tier-one supplier to the commercial vehicle industry, today reported Q1 2013 sales of $644.7 million, down 0.7 percent in local currencies from a year ago and down 1.9 percent in U.S. dollars, reflecting a continued challenging market.

“WABCO opens 2013 with a solid first quarter performance. Against the backdrop of a further 10 percent decline in global commercial vehicle production, WABCO’s revenues dipped by only 0.7 percent, helped by a new quarterly record of $171 million in aftermarket revenues. This result reflects WABCO’s ongoing ability to outperform its markets,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“Furthermore, WABCO’s Operating System, one of our industry’s most advanced management environments, continues to power excellence in execution across our organization, delivering new quarterly records for productivity and gross profit margin,” said Esculier.

WABCO reported Q1 2013 performance operating income of $87.6 million versus $91.3 million a year ago, and operating income was $81.7 million on a U.S. GAAP basis versus $89.5 million a year ago.

WABCO’s performance operating margin for Q1 2013 was 13.6 percent, down from 13.9 percent a year ago, and operating margin was 12.7 percent on a U.S. GAAP basis, down from 13.6 percent a year ago.

For Q1 2013, WABCO reported performance net income attributable to the company of $74.9 million or $1.17 per diluted share versus $77.4 million or $1.17 per diluted share a year ago, and Q1 2013 U.S. GAAP net income attributable to the company of $73.7 million or $1.15 per diluted share versus $89.2 million or $1.34 per diluted share a year ago.

During Q1 2013, WABCO generated $64.0 million in net cash from operating activities, resulting in free cash flow of $49.4 million, excluding payments of $5.8 million for streamlining and separation activities. This resulted in a conversion rate of 66 percent of performance net income attributable to the company which was seasonally affected by tax and incentive compensation payments.

“WABCO generated a total of $18.8 million of productivity, based on savings of 5.0 percent of gross material costs and 5.9 percent of conversion costs for the quarter,” said Esculier. “This all-time quarterly record further demonstrates WABCO’s ability to optimize resources and flex capacity to address changes in market demand.”

Since June 2011, WABCO has repurchased 7,797,096 shares for $431.4 million in open market transactions as of March 31, 2013. WABCO is authorized to repurchase up to $368.6 million of additional shares through December 31, 2014.

“WABCO’s continued outperformance of the global market, in combination with new record achievements in productivity for the quarter, marks Q1 2013 as another successful milestone on our path to deliver outstanding value for our shareowners,” said Esculier.

Recent Highlights

On April 17, 2013, WABCO announced that from Q2 2012 to Q1 2013 the company has entered into contracts with customers globally totaling $548 million of expected cumulative incremental business from 2013 through 2017. These contracts represent new incremental business for the five-year period, separate from replacement and renewal of existing contracts. It comprises orders for WABCO technologies and products that improve vehicle safety and efficiency, mostly in braking systems, air management and vehicle dynamics systems on commercial vehicles.

WABCO also announced in April 2013 that it has been granted a prestigious Daimler Supplier Award in recognition of WABCO’s outstanding performance during 2012. WABCO won its 2012 Daimler Supplier Award in the electronics category for outstanding performance in terms of technology innovation, quality, cost and supply.

WABCO reported in April 2013 that it has been honored by Hino Motors, Japan’s largest manufacturer of medium- and heavy-duty trucks, with a Global Contribution Award that recognizes WABCO’s excellent performance during 2012. Hino is majority owned by Toyota Motor Corporation, the world’s largest vehicle manufacturer. WABCO has been supplying Hino with breakthrough vehicle control and efficiency technologies for over 20 years.

In Q1 2013, WABCO featured its breakthrough electronically controlled air suspension (ECAS) technology at the 2013 Mid-America Trucking Show in Louisville, Kentucky. Through its “intelligent load transfer” functionality, WABCO’s ECAS is an enabler technology that supports the transition from a dual drive axle to a single axle configuration. Single axle configuration with ECAS functionality offers fleet operators the benefits of improved traction performance on low friction surfaces; reduced weight and acquisition costs, as well as increased fuel economy.

In Q1 2013, WABCO showcased its breakthrough hydraulic anti-lock braking system (ABS) with integrated ESCsmart™ electronic stability control (ESC) at the 2013 Mid-America Trucking Show in Louisville, Kentucky. It marks the first time within the commercial vehicle industry that these two vehicle safety technologies – ABS and ESC – have been integrated for hydraulic brake applications on medium-duty trucks and buses. In North America, initial government mandates for ESC are anticipated to come into force from early 2016.

Also in Q1 2013, WABCO announced that its breakthrough MAXXUS™ air disc brake is now available for Freightliner Cascadia®, Coronado®, Columbia®, Business Class® M2 and SD models, as well as Western Star® 4700, 4800, and 4900 platforms. As previously disclosed, WABCO entered into a long-term supply agreement with Daimler Trucks North America (DTNA) in June 2012. WABCO’s MAXXUS represents the lightest and highest performing heavy-duty single-piston air disc brake for North America’s commercial vehicle industry.

WABCO announced in Q1 2013 that it is now supplying its breakthrough c-comp™ compressor with integrated clutch to two leading global manufacturers of commercial vehicles. WABCO’s c-comp features the industry’s most compact compressor design available, combining high-performance and best-in-class-efficiency. This breakthrough technology from WABCO also supports engines that meet upcoming EURO VI emission standards, contributing to improved environmental sustainability.

Also in Q1 2013, the Meritor WABCO joint venture in North America has introduced WABCO’s next generation OnGuard™ collision mitigation system. The new system is already being installed by four major original equipment manufacturers. This latest generation brings additional functionality and benefits to WABCO’s breakthrough technology, OnGuard – the most widely adopted collision mitigation system for commercial vehicles.

Upgrades Full Year 2013 Guidance

Based on our current estimates of future market conditions, WABCO upgrades its guidance for 2013 to indicate sales growth to now range between 3 and 7 percent in local currencies, up from its previous guidance to range between 2 and 7 percent; performance operating margin to now range from 12.7 to 13.3 percent, up from its previous guidance to range from 12.3 to 13.3 percent; and operating margin on a U.S. GAAP basis to now range from 12.1 to 12.7 percent, up from its previous guidance to range from 11.7 to 12.7 percent.

WABCO’s upgraded 2013 guidance results in diluted earnings per share on a performance basis to now range from $4.45 to $4.85, up from its previous guidance to range from $4.30 to $4.80; and diluted earnings per share are estimated to now range from $7.41 to $7.81 on a U.S. GAAP basis, up from its previous guidance to range from $7.26 to $7.76.

As previously disclosed, WABCO expects in 2013 to convert between 80 and 90 percent of its net income attributable to the company into free cash flow, excluding payments associated with streamlining and separation activities.

Conference Call

WABCO Chairman and Chief Executive Officer Jacques Esculier and Chief Financial Officer Ulrich Michel will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q1 2013 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on April 25 until midnight May 1, 2013. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 28864530.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. Founded over 140 years ago, WABCO continues to pioneer breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, bus and trailer manufacturers. With sales of $2.5 billion in 2012, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q1 2013 results, several tables follow this news release. Sales excluding the effects of foreign exchange, incremental gross and operating margin and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining items, and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Condensed Consolidated Statements of Income

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Q1 2013 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2013 Guidance

Media, investors and analysts contact

Christian Fife, +1 732 369 7465, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2013	2012
(Amounts in millions, except share and per share data)
Sales	$644.7	$657.3
Cost of sales	447.0	461.2

Gross profit	197.7	196.1
Costs and expenses:
Selling and administrative expenses	82.5	79.1
Product engineering expenses	30.3	26.1
Other operating expense, net	3.2	1.4

Operating income	81.7	89.5

Equity income of unconsolidated joint ventures, net	2.9	4.9
Other non-operating expense, net	(0.1)	(0.7)
Interest expense, net	(0.3)	(0.3)

Income before income taxes	84.2	93.4

Income tax expense	8.2	1.4

Net income including noncontrolling interests	76.0	92.0

Less: Net income attributable to noncontrolling interests	2.3	2.8

Net income attributable to Company	$73.7	$89.2

Net income attributable to Company per common share
Basic	$1.17	$1.38

Diluted	$1.15	$1.34

Cash dividend per share of common stock	$—	$—

Weighted average common shares outstanding
Basic	62,921,412	64,648,494

Diluted	64,071,002	66,399,459

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Amounts in millions, except share data)	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$175.7	$175.0
Accounts receivable, less allowance for doubtful accounts: $4.0 in 2013; $3.6 in 2012	348.6	301.5
Inventories	202.3	191.8
Future income tax benefits	11.1	13.8
Restricted cash	24.7	26.0
Guaranteed notes receivable	44.9	41.2
Other current assets	47.6	43.3

Total current assets	854.9	792.6

Property, plant and equipment, less accumulated depreciation	378.4	389.0
Goodwill	362.2	371.7
Long-term future income tax benefits	91.7	91.5
Investments in unconsolidated joint ventures	19.8	20.5
Intangible assets, net	41.4	39.4
Other assets	42.5	42.3

TOTAL ASSETS	$1,790.9	$1,747.0

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$63.6	$76.2
Accounts payable	156.2	115.4
Accrued payroll	98.1	94.2
Current portion of warranties	30.7	33.8
Taxes payable	—	5.70
Other accrued liabilities	122.7	120.4

Total current liabilities	471.3	445.7

Post-retirement benefits	418.6	430.6
Deferred tax liabilities	30.5	29.9
Long-term income tax liabilities	47.9	47.7
Other liabilities	61.8	64.4

Total Liabilities	1,030.1	1,018.3
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding

Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 76,545,044 in 2013; 75,755,306 in 2012; and shares outstanding: 62,791,142 in 2013; 62,747,151 in 2012	0.7	0.7
Capital surplus	752.8	735.5
Treasury stock, at cost: 13,753,902 shares in 2013; 13,008,155 shares in 2012	(707.7)	(655.8)
Retained earnings	792.2	718.6
Accumulated other comprehensive income
Foreign currency translation adjustments	(27.3)	(15.4)
Unrealized losses on benefit plans, net of tax	(103.5)	(107.2)

Total shareholders’ equity	707.2	676.4
Noncontrolling interests	53.6	52.3

Total equity	760.8	728.7

TOTAL LIABILITIES AND EQUITY	$1,790.9	$1,747.0

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2013	2012
(Amounts in millions)

Operating activities:
Net income including noncontrolling interests	$76.0	$92.0

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	18.3	16.7
Amortization of intangibles	3.0	2.7

Equity in earnings of unconsolidated joint ventures, net of dividends received	0.7	(1.4)

Non-cash stock compensation	3.2	3.6
Deferred income tax benefit	(1.0)	(1.4)
Loss on sale or disposal of property, plant and equipment	—	0.1
Changes in assets and liabilities:
Accounts receivable, net	(53.2)	(13.0)
Inventories	(14.8)	(24.5)
Accounts payable	45.1	28.6
Other accrued liabilities and taxes	(3.8)	3.4
Other current and long-term assets	(8.2)	6.1
Other long-term liabilities	(1.3)	(18.6)

Net cash provided by operating activities	64.0	94.3

Investing activities:

Purchases of property, plant and equipment	(15.5)	(16.7)
Investments in capitalized software	(4.9)	(2.2)

Net cash used in investing activities	(20.4)	(18.9)

Financing activities:
Net repayments of revolving credit facilities	(13.1)	—
Net borrowings/repayments of short-term debt	2.3	(6.4)
Purchases of treasury stock	(43.8)	(48.6)
Dividends to noncontrolling interest holders	(1.3)	(1.4)
Proceeds from exercise of stock options	15.7	8.9

Net cash used in financing activities	(40.2)	(47.5)

Effect of exchange rate changes on cash and cash equivalents	(2.7)	2.1

Net decrease in cash and cash equivalents	0.7	30.0
Cash and cash equivalents at beginning of period	175.0	102.4

Cash and cash equivalents at end of period	$175.7	$132.4

WABCO HOLDINGS INC.

Q1 2013 Data Supplement Sheet (Unaudited)

	Quarter Ended March 31,
(Amounts in millions, except per share data)	2013	% of Sales/ Adj Sales	2012	% of Sales/ Adj Sales	Chg vs. 2012	% Chg vs. 2012
Sales
Reported	$644.7		$657.3		$(12.6)	–1.9%
Foreign exchange translational effects	8.3		—		8.3

Adjusted Sales	$653.0		$657.3		$(4.3)	–0.7%

Gross Profit
Reported	$197.7	30.7%	$196.1	29.8%	$1.6	0.8%
Streamlining costs	2.9		0.0		2.9
Separation costs	0.2		0.2		—

Performance Gross Profit	$200.8	31.1%	$196.3	29.9%	$4.5	2.3%
Foreign exchange translational effects	1.4		—		1.4

Adjusted Gross Profit	$202.2	31.0%	$196.3	29.9%	$5.9	3.0%

Selling, Administrative, Product Engineering Expenses and Other

Reported	$116.0	18.0%	$106.6	16.2%	$9.4	8.8%
Streamlining costs	(2.3)		(1.2)		(1.1)
Separation costs	(0.5)		(0.4)		(0.1)

Performance Selling, Administrative, Product Engineering Expenses and Other	$113.2	17.6%	$105.0	16.0%	$8.2	7.8%

Foreign exchange translational effects	0.3		—		0.3

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$113.5	17.4%	$105.0	16.0%	$8.5	8.1%

Operating Income
Reported	$81.7	12.7%	$89.5	13.6%	$(7.8)	–8.7%
Streamlining costs	5.2		1.2		4.0
Separation costs	0.7		0.6		0.1

Performance Operating Income	$87.6	13.6%	$91.3	13.9%	(3.7)	–4.1%

Foreign exchange translational effects	1.1		—		1.1

Adjusted Operating Income	$88.7	13.6%	$91.3	13.9%	$(2.6)	–2.9%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$81.7		$89.5		$(7.8)
Equity in Income of Unconsolidated Joint Venture	2.9		4.9		(2.0)
Other non-operating expense, net	(0.1)		(0.7)		0.6
Net income attributable to noncontrolling interest	(2.3)		(2.8)		0.5

EBIT	$82.2	12.8%	$90.9	13.8%	$(8.7)	–9.6%

Streamlining costs	5.2		1.2		4.0
Separation costs	1.0		0.9		0.1

Performance EBIT (Earnings Before Interest and Taxes)	$88.4	13.7%	$93.0	14.1%	$(4.6)	–4.9%

Foreign exchange translational effects	1.0		—		1.0

Adjusted EBIT (Earnings Before Interest and Taxes)	$89.4	13.7%	$93.0	14.1%	$(3.6)	–3.8%

Pre-Tax Income
EBIT	$82.2		$90.9		$(8.7)
Interest (expense)/income, net	(0.3)		(0.3)		—

Pre-Tax Income	$81.9		$90.6		$(8.7)

Streamlining costs	5.2		1.2		4.0
Separation costs	1.0		0.9		0.1

Performance Pre-Tax Income	$88.1		$92.7		$(4.6)

Tax rate on a performance basis	15.0%		16.5%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$73.7		$89.2		$(15.5)
Streamlining cost, net of tax	4.3		1.1		3.2
Tax items	(3.9)		(13.6)		9.7
Separation costs, net of tax and separation related taxes	0.8		0.7		0.1

Performance Net Income Attributable to Company	$74.9		$77.4		$(2.5)

Performance Net Income Attributable to Company per Diluted Common Share	$1.17		$1.17

Common Shares Outstanding - Diluted	64.1		66.4

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

(Amounts in millions)	Three Months Ended March 31,
	2013	2012

Net Cash Provided by Operating Activities	$64.0	$94.3

Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(20.4)	(18.9)

Free Cash Flow	$43.6	$75.4

Less: Streamlining & separation payments	$(5.8)	$(3.4)

Free Cash Flow excluding streamlining & separation payments	$49.4	$78.8

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow and free cash flow excluding streamlining and separation payments, which are not defined by US GAAP, to measure the Company’s operating performance. Free cash flow excluding streamlining and separation payments is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2013 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Previous Full Year 2013 Guidance	Updated Full Year 2013 Guidance

Operating Income

Reported Operating Income Margin	11.7% - 12.7%	12.1% - 12.7%
Streamlining cost, impact to margin	0.4%	0.4%
Separation costs, impact to margin	0.2%	0.2%

Performance Operating Income Margin	12.3% - 13.3%	12.7% - 13.3%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$459.7 - $491.3	$469.2 - $494.5
Streamlining cost, net of tax	8.5	8.5
Tax items	(200.0)	(200.0)
Separation costs, net of tax and separation related taxes	4.0	4.0

Performance Net Income Attributable to Company	$272.2 - $303.8	$281.7 - $307.0

Reported Net Income Attributable to Company per Diluted Common Share	$7.26 - $7.76	$7.41 - $7.81

Performance Net Income Attributable to Company per Diluted Common Share	$4.30 - $4.80	$4.45 - $4.85

Diluted common shares outstanding	~63.3	~63.3

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.